UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

WorldVest, Inc.
(Exact Name of Registrant as specified in charter)

Florida	333-147529	27-0586475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

295 Madison Ave, 12th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-1513
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2010, Worldvest, Inc., dba Hurricane Global Resource Corporation, a Florida Corporation (the “Company”) and Tianjin Metallurgical No.1 Iron & Steel Group, a China based company (the “Buyer” and collectively, the “Parties”), closed on a sales contract (the “Agreement”), pursuant to which the Buyer agreed to buy and the Company agreed to sell certain commodities, including but not limited to, iron ore fines, lumps and pellets (the “Commodities”), on the terms and conditions stated in the Agreement and to each subsequent supplier addendum (“Supplier Addendum”) which outlines the details from various commodities sourced by the Company and offered to the Seller. The term of the Agreement is for an eleven (11) year period (the “Term”), with certain extensions available via mutual agreement of the Parties.  The Term includes an initial 12 month infrastructure and development period (the “Development Period”), during which the Company is not obligated to deliver Commodities.  The Development Period will allow the Company to make necessary project investments in order to meet the Commodity deliveries under the Agreement. During this Developmental Period, the Company may deliver fractional amounts of the monthly contract amount, without penalty. The Buyer shall be required to buy the fractional amounts delivered subject to the terms and conditions of a Supplier Addendum.

Pursuant to the Agreement, the Buyer will buy a minimum of 1,000,000 tons of Commodities from the Company on a monthly basis. The Company shall provide the Commodities from its own sources and reserves.  The contract price of the Agreement shall be determined upon the opening of a letter of credit (a “L/C”) pursuant to the terms of the Agreement.  The contract price shall be calculated based on the cost insurance and freight market price for such goods immediately preceding the date of each respective L/C and shall be fixed for the duration of the L/C (the “Contract Price”).

Pursuant to the Agreement, if during the period of the opening of the L/C and the final delivery to China, the CIF Market price drops more than ten percent (10%) from the Contract Price, the Parties agree to a maximum adjustment discount of five percent (5%).

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sale and Purchase of Commodities Agreement, dated July 1, 2010, by and between the Company and Tianjin Metallurgical No.1 Iron & Steel Group, a China based company. *

10.2	Form of Supplier Addendum.*

* filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDVEST, INC.

Date: July 8, 2010	By:	/s/ Garrett K. Krause
Garrett K. Krause
Chairman and Chief Executive Officer